Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports First Quarter 2023 Results
and Increases Regular Quarterly Dividend to $0.28 per Share

Company to Host Conference Call on Friday, April 28, 2023, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - April 27, 2023 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its first quarter ended March 31, 2023.

Financial Highlights:
(All comparisons vs. the first quarter of 2022, unless noted otherwise).
•Net income of $23.6 million or $0.86 per diluted share, versus a net loss of $2.3 million or a loss of $0.08 per share;
•Adjusted net income of $16.5 million versus $9.3 million, an increase of 77%;
•Adjusted earnings per diluted share of $0.60 versus $0.33, an increase of 82%;
•Gross premiums written of $194.9 million versus $172.4 million, an increase of 13%;
•Net premiums earned of $172.7 million versus $150.2 million, an increase of 15%;
•Net investment income of $27.6 million versus $19.1 million, an increase of 45%;
•Net investment gains reflected on the income statement of $6.4 million versus net investment losses of $17.3 million;
•Record number of ending policies in-force of 122,684, up 7%; and
•Returned $18.5 million to stockholders through a combination of share repurchases and regular quarterly dividends.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “We are very pleased with our first quarter results. Higher new and renewal premiums, an increase in final audit premiums, significant growth in net investment income and a return to net investment gains drove a 36% increase in revenue year-over-year. We also ended the quarter with yet another record number of policies in-force.
We recorded our current accident year loss and LAE ratio on voluntary business at 63.3%, below the 64.0% we maintained throughout 2022. As was the case in the first quarter of 2022, we did not recognize any prior year loss reserve development this quarter because: (i) a full actuarial study was not performed; and (ii) the amount of indicated net prior year loss reserve development was consistent with our expectations. We will evaluate our prior year reserves in more detail at mid-year when we routinely perform a full reserve study.
Despite an increase in our year-over-year commission expense, our commission expense ratio improved by 0.4 percentage points to 13.5% when considering the corresponding increase in net earned premium. The same was the case with our consolidated underwriting and general and administrative expense ratio, which also improved by 0.4 percentage points to 25.7%.
Ms. Antonello continued, “Our Cerity operating segment, which offers digital workers' compensation insurance solutions directly to consumers, contributed nicely to our 15% growth in earned premium. Cerity’s gross and net written premiums this quarter were negatively impacted by cancellation adjustments, which had no impact on its earned premium.
Lastly, we raised our regular quarterly dividend to $0.28 per share, an increase of 8%. This action reflects our strong balance sheet, abundant underwriting capital and our confidence in the Company’s future operations.”

Summary of First Quarter 2023 Results
(All comparisons vs. the first quarter of 2022, unless noted otherwise).
Gross premiums written were $194.9 million, an increase of 13%. The increase was primarily due to higher new and renewal business writings and an increase in final audit premiums. Net premiums earned were $172.7 million, an increase of 15%.
Losses and loss adjustment expenses were $107.4 million, an increase of 14%. The increase was primarily due to higher earned premium.
Commission expenses were $23.4 million, an increase of 12%. The increase was primarily due to higher earned premium.
Underwriting and general and administrative expenses were $44.4 million, an increase of 13%. The increase resulted primarily from: (i) higher compensation-related expenses; and (ii) higher policyholder dividends and bad debt expenses resulting from the increase in earned premium.
Net investment income was $27.6 million, an increase of 45%. The increase was due to higher bond yields and higher invested balances of fixed maturity securities and short-term investments, as measured by amortized cost.
Net realized and unrealized gains (losses) on investments reflected on the income statement were $6.4 million versus $(17.3) million. These amounts included net realized and unrealized gains (losses) arising from equity securities and other investments of $8.0 million and $(17.0) million, respectively.
Income tax expense (benefit) was $5.4 million (18.6% effective rate) versus $(0.2) million (8.0% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $39.93 increased by 3.9% during the first quarter of 2023, computed after taking into account dividends declared. This measure was favorable impacted by $22.5 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $6.3 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $44.19 increased by 1.5% during the first quarter of 2023, computed after taking into account dividends declared. This measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.

Summary of Results by Segment
(see page 12 of the Financial Supplement for a description of our reportable segments. All comparisons vs. the first quarter of 2022, unless noted otherwise).
Employers Segment
The Employers segment reported net income before income taxes of $30.1 million versus net income of $2.0 million.
Highlights include the following:
–Underwriting income of $2.1 million versus zero;
–Combined ratio of 98.7% versus 100.0%;
–Earned premium of $171.3 million versus $149.6 million;
–Calendar year loss and LAE ratio of 63.3% versus 64.1%;
–Commission expense ratio of 13.6% versus 14.0%;
–Underwriting expense ratio of 21.8% versus 21.9%;
–Net investment income of $24.8 million versus $17.6 million; and
–Net realized and unrealized gains (losses) on investments reflected on the income statement of $5.6 million versus $(15.6) million.
Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.2 million versus a net loss of $2.7 million.
Highlights include the following:
–Underwriting loss of $4.1 million versus $3.0 million;
–Earned premium of $1.4 million versus $0.6 million;
–Net investment income of $1.7 million versus $0.7 million; and
–Net realized and unrealized gains (losses) on investments reflected on the income statement of $0.2 million versus $(0.4) million.

Corporate and Other
Corporate and Other activities reported net income (loss) before income taxes of $1.1 million versus $(1.8) million.
Highlights include the following:
–LPT amortization of $2.0 million, which served to reduce losses and LAE, versus $2.1 million;
–Net investment income of $1.1 million versus $0.8 million;
–Net realized and unrealized gains (losses) on investments reflected on the income statement of $0.6 million versus $(1.3) million; and
–General and administrative expenses of $2.5 million versus $3.3 million.
Regular Quarterly Dividend Increase and Declaration
On April 26, 2023, the Board of Directors declared a regular quarterly dividend of $0.28 per share, an increase of 8% from the prior quarterly dividend of $0.26 per share. The dividend is payable on May 24, 2023 to stockholders of record as of May 10, 2023.
Share Repurchases
During the first quarter of 2023, the Company repurchased 267,883 shares of its common stock at an average price of $42.24 per share. During the period from April 1, 2023 through April 26, 2023, the Company repurchased a further 132,700 shares of its common stock at an average price of $42.29 per share. The Company currently has a remaining share repurchase authorization of $30.5 million.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, April 28, 2023, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will be accessible on the Company’s website following the live call.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.
Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions taken in response to the COVID-19 pandemic or otherwise, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com
Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com